EXHIBIT 5.1

18400 VON KARMAN AVENUE, SUITE 800, IRVINE, CALIFORNIA 92612-0514 TELEPHONE (949) 760-1121 / FAX (949) 720-0182

September 2, 2004

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	The Cheesecake Factory Incorporated Registration Statement on Form S-8

Gentlemen:

              We have acted as counsel to The Cheesecake Factory Incorporated, a Delaware corporation (the “Company”), in connection with the registration of 9,027,878 shares of common stock, $.01 par value per share, (the “Shares”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “1933 Act”), pursuant to a registration statement on Form S-8 (the “Registration Statement”). The Shares are registered on behalf of the Company and will be issued pursuant to the Year 2000 Omnibus Performance Stock Incentive Plan; the 2001 Omnibus Stock Incentive Plan, the 1997 Non-Employee Director Stock Option Plan, and the 1992 Performance Employee Stock Option Plan (collectively, the “Plans”).

              This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

              In our capacity as counsel to the Company, we have reviewed such documents and made such inquiries as we have reasonably deemed necessary to enable us to render the opinion expressed below. In all such reviews, we have made certain customary assumptions such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers, or amendments to any documents reviewed by us and the conformity to authentic original documents of all documents submitted to us as conformed or photostatic copies. For purposes of rendering this opinion, we have investigated such questions of law as we have deemed necessary.

              On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exceptions and limitations expressed herein, we are of the opinion that any original issuance of the Shares that may be issued pursuant to the Plans has been duly authorized and that, upon due execution by the Company of certificates representing the Shares, the sale thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration having a value of at least $.01 per share in accordance with the terms of the applicable Plan, the Shares will be duly authorized, legally issued, fully paid and non-assessable.

              We are admitted to practice in the State of California, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware, the applicable provisions of the Constitution of the State of Delaware, and reported judicial decisions (the “DGCL”) and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of California and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

Securities and Exchange Commission

September 2, 2004

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

              Except with regard to the foregoing paragraph, this opinion is not without our prior written consent to be quoted in full or otherwise referred to in any documents nor to be filed with any governmental agency or other persons.

Very truly yours, BUCHALTER, NEMER, FIELDS & YOUNGER